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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) February 6, 2004

                        Resources Pension Shares 5, L.P.
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

        0-15690                         13-3353722
        -------                         ----------
(Commission File Number)     (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, Boston, Massachusetts                      02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
                                ----------------
              (Registrant's Telephone Number, Including Area Code)


            --------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         On February 6, 2004, the Registrant sold its sole remaining asset (other than cash), its property located in Groton, Connecticut to an unaffiliated third party for a gross purchase price of $7,650,000. After closing adjustments and costs, the net proceeds received by the Registrant from such sale were approximately $7,100,000. As this was the Registrant's last asset (other than cash), it is expected that after establishing sufficient reserves, the Registrant will be dissolved and its remaining cash will be distributed to its partners.


                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 9th day of March, 2003.

                                 Resources Pension Shares 5, L.P.

                             By: Resources Capital Corp.
                                 Its General Partner


                                            By: /s/ Michael L. Ashner
                                                ---------------------
                                                    Michael L. Ashner
                                                    President